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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
FRIDAY, MARCH 6, 1998

                          UNION PACIFIC RESOURCES GROUP
                         ANNOUNCES 100 PERCENT OWNERSHIP
                         OF NORCEN ENERGY RESOURCES LTD.

      FORT WORTH, Texas -- Union Pacific Resources Group Inc. (NYSE-UPR) today announced that on March 5, 1998, its indirect wholly-owned subsidiary, Union Pacific Resources, Inc. ("UPRI"), completed the compulsory acquisition procedures pursuant to section 206 of the Canada Business Corporations Act in order to acquire the remaining 6,107,965 issued and outstanding common shares of Norcen Energy Resources Ltd. (Norcen), representing approximately 3.2 percent which had not previously been acquired pursuant to UPRI's Offer to Purchase and Take-Over Bid Circular dated January 30, 1998, which expired on March 2, 1998, UPRI owned approximately 96.8 percent of the issued and outstanding shares of Norcen. UPRI now beneficially owns 100 percent of the issued and outstanding common shares of Norcen on a fully-diluted basis.

      Union Pacific Resources is one of the nation's largest independent oil and gas exploration and production companies. Based in Fort Worth, Texas, UPR has been the #1 domestic driller for the past 6 years.

This press release, other than historical financial information, contains forward looking statements regarding dilution, cash flow, planned drilling activity, asset divestitures, equity issuances, expected production efforts and volumes that are subject to a number of risks and uncertainties which are described in the Company's SEC reports, including the report on Form 10-Q for the quarter ended September 30, 1997. Actual results may vary materially.

Media Contact:                                   Analyst Contact:
Pat Doyle                                        David Larson
Director, Public Affairs                         Director, Investor Relations
817-877-6527                                     817-877-7294

                              Internet:www.upr.com

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